                        AMERICAN HEALTH PROPERTIES, INC.

                             DEBT WARRANT AGREEMENT



                 THIS WARRANT AGREEMENT, dated as of __________, is by and between American Health Properties, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), and ________________, as Warrant Agent (herein called the "Warrant Agent").

                 WHEREAS, the Company has entered into an indenture (the "[Senior] [Subordinated] Indenture") dated as of ______________ between the Company and __________________, providing for the issuance from time to time of its unsecured [Senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[Senior] [Subordinated] Debt Securities"), to be issued in one or more series as provided in the [senior] [Subordinated] Indenture; [if Warrant Securities are not under same Indenture as Debt Securities to which they are attached -- and an Indenture (the "[Senior] [Subordinated] Indenture," the Senior and Subordinated Indentures being referred to collectively as the "Indentures") dated as of _________________ between the Company and __________________ , as trustee (the "[Senior] (Subordinated] Trustee," (the Senior and Subordinated Trustees being referred to collectively, as the "Trustees"), providing for the issuance from time to time of its [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[Senior] [Subordinated] Debt Securities," the [Senior] and [Subordinated] Debt Securities being referred to collectively as the "Debt Securities"), to be issued in one or more series as provided in the [_______________] Indenture]; and

                 WHEREAS, the Company proposes to sell [if Warrants are sold with Debt Securities -- [title of Debt Securities being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [title of Debt Securities purchasable through

----------

* Complete or modify the provisions of this Warrant Agreement as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities. Monetary amounts may be in U.S. dollars or in foreign currency or European Currency Units ("ECU").

exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                 NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                 SECTION 1.01. Issuance of Warrants. [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If offered Securities and Warrants -- Warrants shall be [initially] issued in connection with the issuance of the offered Securities [but shall be separately transferable on and after ____________ (the "Detachable Date")] [and shall not be separately transferable], and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of _____________. [If Offered Securities and Warrants -- Warrant Certificates shall be initially issued in units with the Offered Securities, and each Warrant Certificate included in such a unit shall evidence Warrants for each $[_____________] in principal amount of Offered Securities included in such unit.)

                 SECTION 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in [registered) [bearer] form substantially in the form set forth in Exhibit A hereto, shall be dated ______________ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of





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
this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, and by its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                 The term "holder" or "holder of a Warrant Certificate" as used herein shall mean [the bearer of such Warrant Certificate] [any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose] [If Offered Securities and Warrants are not immediately detachable -- or [the bearer] [upon the register] of the Offered Securities prior to the Detachable Date. [Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date]].

                SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding _____________ aggregate principal amount of Warrant Securities (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to __________ principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.03(c).

                SECTION 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificate may determine as appropriate, as evidenced by their execution of such Warrant Certificates.

                If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _______________], without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be





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
entitled to the same benefits under this Agreement as definitive Warrant Certificates.


                                   ARTICLE II

                          WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

                 SECTION 2.01. Warrant Price. During the period from ___________, through and including _____________, the exercise price of each Warrant will be ___________ plus [accrued amortization of the original issue discount] [accrued interest] from _________________. (In each case, the original issue discount will be amortized at a _____% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months]. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." [The original issue discount for each ________ principal amount of Warrant Securities is __________.]

                 SECTION 2.02. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_________] and at or before 5 P.M., [New York City] [Los Angeles] time, on _________ [or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent] (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., [New York City] [Los Angeles] time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                 SECTION 2.03. Exercise of Warrants. (a) During the period specified in Section 2.02 any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in [lawful money of the United States of America] [applicable currency,] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at _______], provided that such exercise is subject to receipt within five (5) business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the

Warrant Certificate property completed and duly executed [including any applicable certifications if the Warrant Securities are issuable in bearer form]. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it [if non-dollar denominated funds -- or in such other account designated by the Company] and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

                 (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the [Trustee under the Indenture relating to the Warrant Securities] of (i) the number of Warrants exercised,
(ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or such Trustee shall reasonably require.

                 (c) As promptly as reasonably practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in [fully registered form, registered in such name or names as may be directed by such holder] [bearer form, provided the holder has furnished to the Warrant Agent all certifications required by applicable U.S. Treasury regulations for the delivery of bearer securities and only if the Company has no reason to know that the certifications are false. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised. [Unless otherwise instructed by the Company, Warrant Securities in bearer form shall be delivered to or upon the order of the holder of such Warrant Certificate only outside the United States and its possessions.]

                 (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.


                                   ARTICLE II

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                 SECTION 3.01. No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest on Warrant Securities or to enforce any of the covenants in the [Indenture relating to the Warrant Securities].

                 SECTION 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the mutilated, lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                 SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of his Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                 SECTION 3.04. Merger, Consolidation, Conveyance, Transfer or Lease. If at any time there shall be a merger, consolidation, conveyance, transfer or lease of assets subject to Section ____ of the [Indenture relating to the Warrant Securities], then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to such Indenture, as if it had been named herein and in the Warrant as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name pursuant to such Indenture, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

                 The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease complies with the provisions of this Section 3.04 and such Indenture.


                                   ARTICLE IV

                             EXCHANGE AND TRANSFER
                            OF WARRANT CERTIFICATES

                 SECTION 4.01. Exchange and Transfer of Warrant Certificates. [If Offered Securities with Warrants that are immediately detachable -- Upon] [If Offered Securities with Warrants that are not immediately detachable -- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or _______], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants [or the transfer thereof may be registered in whole or in part]; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. [The Warrant Agent shall keep, at its corporate trust office [and at _____], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [_______] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration or transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer], an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange [or registration of transfer].

                 SECTION 4.02 Treatment of Holders of Warrant Certificates. [If Offered Securities and Warrants are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose or as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date,] [if registered Warrants -- and prior to due presentment of a Warrant Certificate for registration of transfer,] [t][T]he Company, the Warrant Agent and all other persons may treat the holder of a Warrant Certificate as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                 SECTION 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange [, registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.





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
                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

                 SECTION 5.01. Warrant Agent. The Company hereby appoints ______________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and ___________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                 SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) reasonably incurred without negligence or bad faith by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                 (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                 (c) Counsel. The Warrant Agent may consult with nationally recognized counsel satisfactory to it, and the written advice of such counsel shall be full and complete





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
authorization and protection in respect of any action reasonably taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

                 (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

                 (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                 (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under





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
any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 6.02 hereof, to make any demand upon the Company.

                 SECTION 5.03.  Resignation and Appointment of Successor.

                 (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                 (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall be not less than three (3) months after the date on which such notice is given, unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                 (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                 (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                 (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI

                                 MISCELLANEOUS

                 SECTION 6.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided; however, that such action shall not affect adversely the interests of the holders of the Warrant Certificates.

                 SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                 SECTION 6.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _________________________, Attention: ______________ and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to American Health Properties, Inc., 6400 S. Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, Attention: Executive Vice President and Chief Financial Officer (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                 SECTION 6.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of [California] [New York].

                 SECTION 6.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the

"Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

                 SECTION 6.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                 SECTION 6.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                 SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                 SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                 IN WITNESS WHEREOF American Health Properties, Inc. and ______________ have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.


                                                AMERICAN HEALTH PROPERTIES, INC.

                                                By: ____________________________
                                                    Title:


Attest:


_________________________
Title:


                                                [Warrant Agent]


                                                By: ____________________________
                                                    Title:


Attest:

_________________________
Title:

                                   Exhibit A


                          FORM OF WARRANT CERTIFICATE
                         [FACE OF WARRANT CERTIFICATE]


[Form of Legend if Offered                       Prior to ___________ this
Securities with Warrants                         Warrant Certificate cannot
that are not immediately                         be transferred or exchanged
detachable.                                      unless attached to a [Title
                                                 of Offered Securities].]

[Form of Legend if Warrants                      Prior to ___________,
are not immediately                              Warrants evidenced by this
exercisable.                                     Warrant Certificate cannot
                                                 be exercised.]


                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                        AMERICAN HEALTH PROPERTIES, INC.
                              WARRANTS TO PURCHASE
                         [TITLE OF WARRANT SECURITIES]

                 VOID AFTER 5 P.M. [NEW YORK CITY TIME] [LOS ANGELES TIME], ON
_____________.

            No. __________                       __________ Warrants

                 This certifies that [the bearer is the] [_________________ or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such owner [If Offered Securities with Warrants that are not immediately detachable --, subject to [bearer] [registered] owner] qualifying as a "holder" of this Warrant Certificate, as hereinafter defined to purchase, at any time [after 5 P.M., [New York City] [Los Angeles] time, on _________ and] on or before 5 P.M., [New York City] [Los Angeles] time, on __________ principal amount of [Title of Warrant Securities] (the "Warrant Securities"), American Health Properties, Inc. (the "Company"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis: [during the period from _____________, through and including ___________] the exercise price of each Warrant will be ________ plus [accrued amortization of the original issue discount] [accrued interest] from __________; [during the period from ____________, through and including ____________, the exercise price of each Warrant will be _____________ plus [accrued amortization of the original issued discount[ [accrued interest] from __________;] [in each case, the original issue discount will be amortized at a __________% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each _________ principal amount of Warrant Securities is _________.] The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof, including any applicable certifications if the Warrant Securities are issuable in bearer form, and by paying in full [in lawful money of the United States of America] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available) [next-day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent") [or ________], which is, on the date hereof, at the address on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                 The term "holder" as used herein shall mean [if Offered Securities with Warrants that are not immediately detachable -- , prior to ___________ (the "Detachable Date"), the [bearer] [registered owner] of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] [the bearer of this Warrant Certificate] [the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement].

                 Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of __________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                 This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of

___________ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ____________].

                 [If Offered Securities with Warrants that are not immediately detachable -- Prior to _____________, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this] [if Offered securities with Warrants that are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or ___________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.] [effected by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

                 [If Offered Securities with Warrants that are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants are immediately detachable or Warrants alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or _______________] for Warrant Certificates representing the same aggregate number of Warrants.

                 This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

                 This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                 Dated as of __________________

                                                AMERICAN HEALTH PROPERTIES, INC.


                                                By: ____________________________
                                                    Authorized Officer


                                                By: ____________________________
                                                    Authorized Officer


Attest:


__________________________


Countersigned:


__________________________
          As Warrant Agent


By: ______________________
    Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

                In exercise the Warrants evidenced hereby, the holder must pay in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] [corporate trust department] [insert address of Warrant Agent], Attn. _________ [or __________], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below, including any applicable certifications if the Warrant Securities are issuable in bearer form, and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five (5) business days of the [payment] [wire transfer].

                    TO BE EXECUTED UPON EXERCISE OF WARRANT

                The undersigned hereby irrevocably elects to exercise __________ Warrants, evidenced by this Warrant Certificate, to purchase
_________ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of American Health Properties, Inc. and represents that he has tendered payment for such Warrant Securities in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in [immediately available) [next-day] funds to the order of American Health Properties, Inc., c/o [insert name and address of Warrant Agent], in the amount of __________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in [bearer] [fully registered] form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below. [However, unless otherwise designated by the Company, Warrant Securities in bearer form shall be delivered to or upon the order of the holder of such Warrant Certificate only outside the United States and its possessions.]

                If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ___________________                 Name ____________________________

__________________________                 Address _________________________
(Insert Social Security or
Other Identifying Number of Holder)                _________________________


                                           (Signature ______________________

[If registered Warrant --                  If registered Warrant --
Signature Guaranteed                       Signature must conform in all
____________________                       respects to name of holder as
                                           specified on the face of this
                                           Warrant Certificate and must bear a
                                           signature guarantee by a bank, trust
                                           company or member broker of the New
                                           York or Pacific Stock Exchange]

                The Warrants evidenced hereby may be exercised at the following addresses:

By hand at _________________________________________________________________
           _________________________________________________________________
           _________________________________________________________________
           _________________________________________________________________

By mail at _________________________________________________________________
           _________________________________________________________________
           _________________________________________________________________
           _________________________________________________________________

                 [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                            [IF REGISTERED WARRANT]
                                   ASSIGNMENT

                  [Form of Assignment To Be Executed If Holder
                 Desires To Transfer Warrants Evidenced Hereby]

                 FOR VALUE RECEIVED ______________________________ hereby
sells, assigns and transfers unto



__________________________              __________________________________
(Please print name)                     (Please insert social
                                        security or other
                                        identifying number)

__________________________
(Address)

__________________________
(City, including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________ as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                        ___________________________________
                                                     Signature

                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of this
                                        Warrant Certificate and must
                                        bear a signature guarantee by a
                                        bank, trust company or member
                                        broker of the New York or
                                        Pacific Stock Exchange.)

Signature Guaranteed:

_________________________

                    CERTIFICATIONS AS TO NON-U.S. OWNERSHIP

                         [To be completed if Securities
                         in bearer form are requested]


             [Form of certificate to be given by person requesting
                   delivery of bearer [Warrant] Security upon
                              exercise of Warrant]


                                  CERTIFICATE

                        AMERICAN HEALTH PROPERTIES, INC.

[Title of Warrant Securities] Issuable Upon Exercise of Warrants ("Warrant Securities")

To:  American Health Properties, Inc.
     [Name of Warrant Agent], or
      Warrant Agent


                 This certificate is submitted in connection with the exercise of the [Warrant] Certificate relating to the Warrant Securities, by delivery to you of the election to purchase dated as of ____________.

                 The undersigned hereby certifies that as of the date hereof, the [Warrant] Securities which are to be delivered to the undersigned in bearer form upon the exercise by the undersigned of such Warrant Certificate (i) are owned by persons that are not United States Persons, as defined below; (ii) are owned by United States Persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States Persons who acquired the obligations through foreign branches of United States financial institutions and who hold the obligations through such financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution provides a certificate in the form that follows this certificate); or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) certify that they have not acquired the obligations for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions. The undersigned undertakes to advise you by tested telex followed by written confirmation if the statement in the immediately preceding sentence is not correct on the date of delivery of the above-captioned [Warrant] Securities in bearer form.


                 We understand that this certificate is required in connection with United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate. "United States Person" shall mean a citizen or resident of the United States of America (including the District of Columbia), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to United States Federal income taxation regardless of the source of its income.

Date: _______________________

                                                  [Name of Person Entitled to
                                                   Receive Warrant Security
                                                   Described Herein]


                                                  ______________________________
                                                   (Authorized Signatory)


                                                  Name: ________________________


                                                  Title:


_______________

        Subject to change in accordance with changes in applicable tax laws and regulations.

                     [Form of Certificate of Status as a
         Foreign Branch of a United States Financial Institution]

                                  CERTIFICATE

                        AMERICAN HEALTH PROPERTIES, INC.


[Title of Warrant Securities] Issuable Upon Exercise of Warrants ("Warrant Securities")

To:      American Health Properties, Inc.
         [Name of Warrant Agent], or
          Warrant Agent


                This certificate is submitted in connection with the exercise of the Warrant Certificate relating to the Warrant Securities, by delivery to you of the election to purchase dated as of ________________.


                The undersigned represents that it is a branch located outside the United States of a United States securities clearing organization, bank or other financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) that holds customers' securities in the ordinary course of its trade or business and agrees that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and is not purchasing for resale directly or indirectly to a United States Person or to a person within the United States or its possessions. We undertake to advise you by tested telex followed by written confirmation if the statement in the immediately preceding sentence is not correct on the date of delivery of the above-captioned Securities in bearer form.


                We understand that this certificate is required in connection with the United States tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate.

Date: _____________________


                                             [Name of Person Entitled to
                                              Delivery of Warrant Securities
                                              Described Herein]


                                             ______________________________
                                             (Authorized Signatory)


                                             Name: ________________________


                                             Title: _______________________


_______________

Subject to change in accordance with changes in applicable tax laws and regulations.